Exhibit 99.1

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 25, 2010) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2010.

2010 Third Quarter Highlights:

•	Operating gross margins of 18.1%

•	Pre-tax loss from operations of $2.2 million; net loss of $2.1 million

•	Cash of $92 million

•	EBITDA of $7.3 million - fifth consecutive quarter of positive EBITDA

•	Net debt to net capital ratio of 30%

•	Backlog average sales price of $261,000

For the third quarter of 2010, the Company reported a net loss of $2.1 million, or $0.11 per share, compared to a net loss of $21.1 million, or $1.14 per share during the third quarter of 2009. The current quarter loss includes $1.9 million of asset impairments, offset by a $2.4 million recovery related to imported drywall. The Company reported a net loss of $15.2 million for the first nine months of 2010, or $0.82 per share, compared to a net loss of $69.1 million, or $4.29 per share, for the same period a year ago.

Homes delivered in the third quarter of 2010 decreased 23% to 515 from 665 in the same period of 2009. For the nine months ended September 30, 2010, homes delivered increased 15% to 1,784 from 1,551 in the same period of 2009. New contracts for 2010's third quarter were 489, down 21% from 2009's third quarter of 619. For the first nine months of 2010, new contracts were 1,856 compared to 2,045 in the first nine months of 2009. The Company had 108 active communities at September 30, 2010 compared to 105 at September 30, 2009 and 109 at June 30, 2010. The backlog of homes at September 30, 2010 had a sales value of $188 million, consisting of 722 units with an average sales price of $261,000. The backlog of homes at September 30, 2009 had a sales value of $263 million comprised of 1,060 units with an average sales price of $248,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Housing conditions continued to be challenging during our third quarter. We experienced sluggish demand for new homes linked to high unemployment rates and low levels of consumer confidence across our markets. From a macro standpoint, demand for new homes has been adversely affected by weak and uncertain general economic conditions along with the expiration of the federal homebuyer tax credit. Despite these conditions and our decline in volume, we were pleased that our third quarter operating gross margin of 18.1% reached its highest level in three years, and improved by more than 200 basis points from the second quarter's 16.0%. Our selling, general and administrative expenses declined compared to the prior year quarter and our net loss improved to $2 million from a loss of $21 million a year ago. We also achieved our fifth consecutive quarter of positive EBITDA.”

Mr. Schottenstein continued, “Housing and general economic conditions are likely to remain uncertain and choppy in the near term. Because of this, we will continue to manage cautiously. We ended the quarter with $92 million of cash, no outstanding borrowings under our $140 million homebuilding credit facility, and a 30% net debt to net capital ratio. Looking ahead, we will continue focusing on our core business strategies while maintaining tight controls on our expenses.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through October 2011.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 77,500 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C.; and Houston, Texas.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

We have used non-GAAP financial measures in this press release, including adjusted operating gross margin, adjusted gross margin percentage, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flow provided by (used in) operating activities. For these measures we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure. Please see the “Non-GAAP Financial Results / Reconciliations” table.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Vice President, Treasurer (614) 418-8224

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
New contracts	489	619	1,856	2,045
Average community count	109	106	107	113
Cancellation rate	22%	20%	18%	18%
Backlog units			722	1,060
Backlog value			$188,000	$263,000

Homes delivered	515	665	1,784	1,551
Average home closing price	$257	$224	$247	$228

Total revenue	$135,609	$152,738	$451,402	$365,033
Cost of sales	110,455	146,378	384,236	353,413
Gross margin	25,154	6,360	67,166	11,620
General and administrative expense	13,148	14,414	39,601	42,831
Selling expense	11,735	11,601	36,482	30,339
Operating loss	271	(19,655)	(8,917)	(61,550)
Other loss	—	—	—	941
Interest expense	1,952	1,298	6,172	6,305
Loss before income taxes	(1,681)	(20,953)	(15,089)	(68,796)
Provision for income taxes	389	121	123	309
Net loss	(2,070)	(21,074)	(15,212)	(69,105)
Net loss per share	$(0.11)	$(1.14)	$(0.82)	$(4.29)

Weighted average shares outstanding:
Basic	18,523	18,514	18,523	16,127
Diluted	18,523	18,514	18,523	16,127

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share and unit amounts)

	As of
	September 30,
	2010	2009
Assets:
Total cash and cash equivalents(1)	$92,002	$102,794
Mortgage loans held for sale	32,446	37,087
Inventory:
Lots, land and land development	258,657	259,651
Land held for sale	—	2,804
Homes under construction	199,129	206,361
Other inventory	30,200	25,454
Total inventory	$487,986	$494,270

Property and equipment - net	17,453	19,701
Investments in unconsolidated joint ventures	11,102	7,656
Income tax receivable	4,298	—
Other assets(2)	11,937	16,424
Total Assets	$657,224	$677,932

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$199,616	199,360
Notes payable - other	5,932	6,232
Total Debt - Homebuilding Operations	$205,548	$205,592

Note payable bank - financial services operations	23,773	26,622
Total Debt	$229,321	$232,214

Accounts payable	53,863	50,464
Obligations for inventory not owned	7,406	9,754
Other liabilities	52,751	66,543
Total Liabilities	$343,341	$358,975

Shareholders' Equity	313,883	318,957
Total Liabilities and Shareholders' Equity	$657,224	$677,932

Book value per common share	$11.55	$11.82
Net debt/net capital ratio(3)	30%	29%

(1)	2010 and 2009 amounts include $48.1 million and $77.8 million of restricted cash and cash held in escrow, respectively.

(2)	2010 and 2009 amounts include gross deferred tax assets of $122.8 million and $128.2 million, respectively, net of valuation allowances of $122.8 million and $128.2 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Homebuilding revenue:
Housing revenue	$132,003	$148,587	$440,516	$354,042
Land revenue	—	92	86	749
Total homebuilding revenue	$132,003	$148,679	$440,602	$354,791

Financial services revenue	3,606	4,059	10,800	10,242
Total revenue	$135,609	$152,738	$451,402	$365,033

Gross margin	$25,154	$6,360	$67,166	$11,620
Adjusted operating gross margin(1)	$24,540	$25,722	$76,562	$53,754
Adjusted operating gross margin %(1)	18.1%	16.8%	17.0%	14.7%

Adjusted pre-tax loss from operations(1)	$(2,155)	$(1,224)	$(5,296)	$(22,123)

Adjusted EBITDA(1)	$7,189	$1,212	$19,963	$(11,514)

Cash flow (used in) provided by operating activities	$(24,949)	$(15,834)	$(42,987)	$25,017
Adjusted cash flow provided by (used in) operating activities(1)	$25,935	$(2,782)	$80,593	$59,853
Cash (used in) provided by investing activities	$(2,543)	$8,674	$(18,551)	$(63,682)
Cash (used in) provided by financing activities	$(10,216)	$7,160	$(4,498)	$31,147

Financial services pre-tax income	$1,519	$2,007	$4,500	$4,737

Deferred tax asset valuation allowance - net	$763	$8,204	$5,684	$27,532

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Midwest	$141	$8,557	$3,113	$11,492
Florida	1,545	6,383	3,717	16,991
Mid-Atlantic	110	22	4,376	4,001
Total	$1,796	$14,962	$11,206	$32,484

Abandonments by Region:
Midwest	$5	$24	$94	$547
Florida	94	6	95	20
Mid-Atlantic	41	42	208	921
Total	$140	$72	$397	$1,488

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Gross margin	$25,154	$6,360	$67,166	$11,620
Add: Impairments	1,796	14,962	11,206	32,484
Imported drywall charges	(2,410)	4,400	(1,810)	9,650
Adjusted operating gross margin	$24,540	$25,722	$76,562	$53,754

Loss before income taxes	$(1,681)	$(20,953)	$(15,089)	$(68,796)
Add: Impairments and abandonments	1,936	15,034	11,603	33,972
Imported drywall charges	(2,410)	4,400	(1,810)	9,650
Other loss/expense	—	—	—	941
Restructuring/bad debt expense	—	295	—	2,110
Adjusted pre-tax loss from operations	$(2,155)	$(1,224)	$(5,296)	$(22,123)

Net loss	$(2,070)	$(21,074)	$(15,212)	$(69,105)
Add (subtract):
Income taxes	389	121	123	309
Interest expense net of interest income	1,631	1,007	5,261	5,538
Interest amortized to cost of sales	2,719	3,363	9,904	8,093
Depreciation and amortization	1,889	1,930	6,105	6,342
Non-cash charges	2,631	15,865	13,782	37,309
Adjusted EBITDA	$7,189	$1,212	$19,963	$(11,514)

Cash flow (used in) provided by operating activities	$(24,949)	$(15,834)	$(42,987)	$25,017
Add: Land/lot purchases	35,873	7,821	94,017	22,157
Land development spending	15,011	5,323	29,649	13,428
Less: Land/lot sale proceeds	—	(92)	(86)	(749)
Adjusted cash flows provided by (used in) operating activities	$25,935	$(2,782)	$80,593	$59,853

Adjusted operating gross margin, adjusted operating gross margins %, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flows provided by (used in) operating activities are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose profitability measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's profits to the profits of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	248	322	(23)	994	1,076	(8)

Florida	93	124	(25)	365	348	5

Mid-Atlantic	148	173	(14)	497	621	(20)

Total	489	619	(21)	1,856	2,045	(9)

	HOMES DELIVERED
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	272	367	(26)	967	783	23

Florida	79	107	(26)	323	302	7

Mid-Atlantic	164	191	(14)	494	466	6

Total	515	665	(23)	1,784	1,551	15

	BACKLOG
	September 30, 2010			September 30, 2009
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	444	$110	$248,000	658	$144	$218,000

Florida	97	$21	$221,000	123	$27	$224,000

Mid-Atlantic	181	$57	$315,000	279	$92	$330,000

Total	722	$188	$261,000	1,060	$263	$248,000

	LAND POSITION SUMMARY
	September 30, 2010			September 30, 2009
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,189	1,137	5,326	4,442	1,111	5,553

Florida	1,539	223	1,762	1,591	36	1,627

Mid-Atlantic	2,080	489	2,569	1,267	803	2,070

Total	7,808	1,849	9,657	7,300	1,950	9,250